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                                     EXHIBIT 10.1
                    Financial Public Relations Consulting Agreement


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                              FINANCIAL PUBLIC RELATIONS
                                 CONSULTING AGREEMENT


THIS FINANCIAL PUBLIC RELATIONS CONSULTING AGREEMENT, made as of the 25th day of July 1996, by and between JERRY LARDER, having his principal office located at 7515 E. Peakview Avenue, Suite 316, Englewood, CO 80111 (hereinafter referred to as (the "CONSULTANT") and ECKLER INDUSTRIES, INC., a Florida corporation having its principal office located at 5200 South Washington Avenue, Titusville, FL 32780 ("THE COMPANY").

                                       RECITALS

    WHEREAS, the Company requires financial public relations services and assistance and desires to employ Consultant, as an independent contractor Consultant, to provide such services, and Consultant is agreeable to such employment, and the parties desire a written document formalizing their relationship and evidencing the terms of their agreement;

                                      AGREEMENT

    NOW, THEREFORE, intending to be legally bound and in consideration of the mutual promises and covenants, the parties have agreed as follows:

    1. APPOINTMENT. The Company hereby retains the Consultant as its non-exclusive financial public relations counsel and hereby retains and employs Consultant, on the terms and conditions of this Agreement. The Consultant accepts such appointment and agrees to perform the services in accordance with the terms and conditions of this Agreement.

    2. TERM. The term of this Agreement shall begin on July 25, 1996 and shall terminate on July 25, 1999.

    3. SERVICES

         (a) Consultant shall act, generally, as a non-exclusive financial public relations counsel essentially, acting (1) as a liaison between the Company and its stockholders; (2) as an advisor to the Company with respect to existing and potential market makers, broker-dealers, underwriters as well as being a liaison between the Company and such persons; and (3) as an advisor to the Company with respect to communications and information (e.g., interviews, press releases, shareholder reports, etc.) as well as planning, designing, developing, organizing, writing and distributing such communications and information as the Company may request or direct.

         (b) As the Company shall request or direct, Consultant shall assist in establishing, and advise the Company with respect to: shareholder meetings, interviews of Company

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    officers by analysts, market makers, broker-dealers, and other members of the financial community, both in the United States and in Europe.

         (c) Consultant shall seek to make the Company, its management, its products, and its financial situation and prospects, known to the financial press and publications, broker-dealers, and other members of the financial community, both in the United States and Europe.
         (d) As the Company shall request or direct, Consultant shall act, generally as a financial public relations counselor to the Company, including: (1) introducing the Company to broker-dealers, market makers, banks, financial advisors, financial institutions both in the United States and in Europe; (2) introducing the Company to potential business partners and customers; and (3) arranging interviews and analyst meetings, and securing invitations for the Company to appropriate conferences and business events, and similar financial public relations events.

         (e) The initial services to be rendered by Consultant shall be: (1) securing of TV interviews and placement of at least one magazine profile;
    (2) the fulfillment and distribution of leads generated by promotions throughout the broker network; (3) Broker introduction and interview conferences (4) Consultant shall bring a minimum of three market makers on line for the Company; and (5) any additional expenses required for services shall be mutually agreed upon by both Consultant and the Company.

    4. LIMITATIONS ON SERVICES. The parties recognize that certain responsibilities and obligations are imposed by both U.S. and foreign securities laws as well as by the applicable rules and regulations of the NASD, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, Consultant agrees:

         (a) Consultant shall NOT release any financial or other information or data about the Company without the consent and approval of the Company.

         (b) Consultant shall NOT conduct any meeting with financial analysts without informing the Company in advance of the proposed meeting and the format or agenda of such meeting and the Company may elect to have a representative of the Company attend at such meeting.

         (c) Consultant shall NOT release any information or data about the Company to any selected or limited person(s), entity, or group if the Consultant is aware that such information or data has not been generally released or promulgated.

         (d) After notice by the Company of filing for a proposed public offering of securities of the Company, and during any period of restriction on publicity, the Consultant shall not engage in any public relations efforts not in the normal course without approval of counsel for the Consultants and of counsel for the underwriter(s), if any.

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         (e) the Consultant shall NOT take any action or advise or knowingly permit the Company to take any action, which would violate any U.S. and foreign securities laws or rules and regulations issued thereunder.

         (f) After notice by the Company of any placement of its securities pursuant to the provisions of Regulation S and during any period of restriction on publicity, Consultant shall NOT violate the publicity provisions or Regulation S.

5. DUTIES OF COMPANY.

         (a) the Company shall supply Consultant, on a regular and timely basis, with all approved data and information about the Company, its management, its products, and its operations and the Company shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that Consultant may take corrective action.

         (b) the Company shall, from time to time as applicable, promptly supply Consultant: (i) with full and complete copies of any and all filings with the Securities and Exchange Commission and all foreign securities agencies; (ii) with full and complete copies of all filings with any stock exchanges; (iii) with full and complete copies of all shareholder reports and communications whether or not prepared with CONSULTANT's assistance;
    (iv) with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and (v) with all product/services brochures, sales materials, etc.

         (c) During the term of this Agreement, Company shall notify Consultant prior to issuing any shares under Regulation S, or a form S-8, or under any other method which results in free-trading shares during the term of this Agreement.

         (d) the Company shall promptly notify Consultant of any event which triggers any restrictions on publicity, together with a statement as to the countries included within the publicity restriction requirements.

         (e) the Company shall, contemporaneously with supplying information or data to Consultant, notify Consultant if any information or data being supplied to Consultant has not been generally released or promulgated.

6.  REPRESENTATION AND INDEMNIFICATION:

         (a) The Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, material information, and material data which it supplies to Consultant and the Company acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing their public relations functions.

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         (b) Consultant, in the absence of notice in writing from Company, will rely on the continuing accuracy of material, information, and data supplied by the Company.

         (c) the Company hereby agrees to indemnify Consultant against, and to hold Consultant harmless from, any claims, demands, suits, losses, damages arising out of CONSULTANT's reliance upon the accuracy and continuing accuracy of such material facts, material information, and material data, unless Consultant has been negligent in fulfilling its duties and obligations hereunder.

         (d) the Company hereby agrees to indemnify Consultant against, and to hold Consultant harmless from, any claims, demands, suits, losses, damages, etc. arising out of CONSULTANT's reliance on the general availability of information supplied to Consultant unless Consultant has been negligent in fulfilling their duties and obligations hereunder.

         (e) the Company hereby authorizes Consultant to issue corrective, amendatory, supplemental, or explanatory press releases, shareholder communications and reports, or data supplied to analysts, broker-dealers, market makers, or other members of the financial community.

         (f) all services provided by Consultant hereunder shall be performed in accordance with all applicable Federal, State and Local laws and regulations.

         (g) Consultant hereby agrees to indemnify the Company against, and to hold the Company harmless from any claims, demands, suits, losses, damages, and costs (including reasonable attorneys' fees and costs) arising out of or in connection with Consultant's negligent performance of his obligations hereunder.

    7. COMPENSATION. For all financial public relations services rendered hereunder during the term hereof, COMPANY shall issue Consultant as follows:

         (a) COMPANY shall issue to the CONSULTANT options to purchase 75,000 shares of the common stock of Eckler Industries, Inc. (ECKL) at $3.00 per share. These options shall be exercisable for a period of 60 days commencing July 25, 1996 and ending September 25, 1996.

         (b) COMPANY shall issue to the CONSULTANT 35,000 shares of the common stock of Eckler Industries, Inc., (ECKL) of which 15,000 shares is due immediately upon execution of this agreement. The balance shall be issued monthly as follows:
                        5,000 shares due 08/25/96
                        5,000 shares due 09/25/96
                        5,000 shares due 10/25/96
                        5,000 shares due 11/25/96

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         (c) ECKL shall make available to Consultant immediately following execution hereof, stock options to purchase the common stock of Eckler Industries, Inc., as indicated:
                        125,000 shares @ $3.75
                        75,000 shares @ $4.00

         The Company shall immediately register on Form S-8 the shares of the common stock issuable to Consultant under this agreement and the shares of the common stock issuable upon exercise of the foregoing options within 12 months of the date of this agreement. Further, such shares shall have the same registration rights as any stock registered by the Company following execution of this agreement (except the stock that is registered under the Company's registration statement on Form SB-2 (Registration No. 33-96520-A).

         (d) The parties acknowledge that in negotiating these fees they recognize that the services contemplated under this Agreement may not be performed in equal monthly segments, but may be substantial during the earlier portion of the term of this Agreement, but less after the relationships and communication lines are established directly by the Company. Accordingly, the lessening of the proportion of services over the later portion of this Agreement shall not constitute a breach of Agreement or termination.

         (e) For all special services, not within the scope of this Agreement, Company shall pay Consultant such fees, costs, and expenses as, and when, the parties shall determine in advance of performance of the special services provided that the Company has agreed in advance to the special services.

    8. BILLING AND PAYMENT. For all services contemplated to be rendered hereunder, and the costs and expenses thereof, the Company shall pay Consultant as outlined in paragraph 7 (a), (b), (c), (d), and (e).

    9. RELATIONSHIP OF PARTIES. Consultant is an independent contractor, responsible for the payment for all of his withholdings and other taxes on his compensation (including unemployment compensation and FICA) and for the compensation of his affiliates, agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation and FICA) and all workmen's compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and no party is intended to have any interest in the business or property of the other by reason of this Agreement.

    10. TERMINATION. This Agreement may be terminated by either the Company or the Consultant prior to the expiration of the term provided in paragraph 2 above as follows:

         (a) Upon failure of the other party to cure a default under, or a breach of, this agreement within sixty (60) days after written notice is given to such default or breach by the terminating party.



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         (b) Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

         (c) Upon the other party taking the benefit of any insolvency law;
         and/or

         (d) Upon the other party having or applying for a receiver appointed for all or a substantial part of such party's assets or business.

    11. ATTORNEYS FEES. Should a party default in the terms or conditions of this Agreement and suit be filed as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees, expenses and court costs though trial and appeal.

    12. WAIVER OF BREACH. The waiver by a party of a breach of any provision of this Agreement by another party shall not be construed as a waiver of any subsequent breach by the breaching party.

    13. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall inure to the benefit of, an shall be binding upon, the successors and assigns of the parties.

    14. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, to the principal office of the party being notified.

    15. ENTIRE AGREEMENT. This instrument contains the entire Agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. If any provision of this Agreement is declared void, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect.

    16. GOVERNING LAW. This Agreement shall be a contract made in the State of Florida and shall be interpreted and governed by, and construed in accordance with, the laws of the State of Florida.

    17. TAXES. Any and all taxes, excises, assessments, levies, interest and penalties, which may be assessed, levied, demanded, or imposed by any governmental agency in connection with this Agreement, shall be paid by the party upon which they are imposed and shall be the sole obligation of such party.

    18. ARBITRATION. Any Controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Colorado in accordance with the applicable rules of the American Arbitration Association.

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    19. COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

ECKLER INDUSTRIES, INC.                     GERALD A. LARDER


By: /s/ Ralph H. Eckler                     By: /s/ Gerald A. Larder
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    Ralph Eckler                                Gerald A. Larder